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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-129779) and the related Prospectus of The Williams Companies, Inc. for the registration of 27,543,007 shares of its common stock, and to the incorporation by reference therein of our reports dated March 8, 2005, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc., The Williams Companies, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Williams Companies, Inc., included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP



Tulsa, Oklahoma
December 22, 2005